UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

ChoiceOne Financial Services Inc
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)
109 East Division Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 3, 2021, ChoiceOne Financial Services, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Company issued and sold $32.5 million in aggregate principal amount of its 3.25% Fixed-to-Floating Rate Subordinated Notes due September 3, 2031 (the “Notes”). The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Company intends to use the net proceeds from the offering for general corporate purposes, including, without limitation, support for organic growth, possible redemption of senior indebtedness, common stock repurchases or support for bank level capital ratios.

From and including the original issue date of the Notes (“Issue Date”) to but excluding September 3, 2026 or the date of earlier redemption, the Company will pay interest on the Notes semi-annually in arrears on March 1 and September 1 of each year at a fixed interest rate of 3.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, beginning on March 1, 2022. From and including September 3, 2026, to, but excluding, the maturity date or the date of earlier redemption (the “Floating Rate Period”) the Company will pay interest on the Notes at a floating interest rate. The interest rate during any Floating Rate Period shall be equal to the benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Notes), reset quarterly, plus 255 basis points, computed on the basis of a 360-day year and the actual number of days elapsed. During the Floating Rate Period, the Company will pay interest on the Notes quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2026. Notwithstanding the foregoing, if the benchmark rate is less than zero, the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes in whole or in part (i) on or after the fifth anniversary of the Issue Date, and from time to time on each Interest Payment Date (as defined in the Notes) thereafter, or (ii) at any time upon the occurrence of a “Tier 2 Capital Event,” a “Tax Event,” or an “Investment Company Event” (each as defined in the Notes). The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued, but unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of any and all required federal and state regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations.

The Notes are general unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Notes). The Notes are obligations of the Company only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries.

The foregoing description of the Notes is not complete and is qualified in its entirety by reference to the complete text of the Notes, forms of which are attached as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

4.1	Form of 3.25% Fixed-to-Floating Rate Subordinated Note due September 3, 2031.

4.2	Form of 3.25% Fixed-to-Floating Rate Global Subordinated Note due September 3, 2031.

99.1	Press Release dated September 7, 2021

***

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 3, 2021	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Kelly J. Potes
Kelly J. Potes Its Chief Executive Officer

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